UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 27, 2021

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MID PENN BANCORP, INC.

(Exact name of registrant as specified in its charter)

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Pennsylvania	001-13677	25-1666413
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

349 Union Street

Millersburg, Pennsylvania 17061

(Address of Principal Executive Offices) (Zip Code)

(866) 642-7736

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value per share	MPB	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 29, 2021, Mid Penn Bancorp, Inc., the holding company for Mid Penn Bank and MPB Financial Services, Inc., announced that William K. Poole has been appointed to serve as a Director of Mid Penn Bank effective February 1, 2021.

Mr. Poole has enjoyed a 36-year career as a banking executive in central Pennsylvania, primarily in Lancaster County.  He was formerly the Chief Lending Officer for The Bank of Lancaster County, founder and CEO of HomeTowne Heritage Bank, Area Executive Officer of Integrity Bank / S&T Bank, and served on the Board of Covenant Bank of Bucks County.

A copy of the press release announcing Mr. Poole's appointment is filed herewith as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1    Press release issued by Mid Penn Bancorp, Inc. on January 29, 2021

104     Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MID PENN BANCORP, INC.

Date: January 29, 2021	By:	/s/ Rory G. Ritrievi
Rory G. Ritrievi
President and Chief Executive Officer